Exhibit 5.1

LOWENSTEIN SANDLER LLP

1251 Avenue of the Americas

New York, New York 10020

June 4, 2018

Altair Engineering Inc.

1820 E. Big Beaver Road

Troy, Michigan 48083

Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Altair Engineering Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 6,440,000 shares of the Company’s Class A common stock, par value $0.0001 (the “Shares”), which includes up to 3,292,580 Shares to be sold by the Company (the “Company Shares”), up to 2,307,420 Shares to be sold by the selling stockholders identified in such Registration Statement (the “Stockholder Shares”) and up to 840,000 Shares that may be sold by the Company upon the exercise of an option to purchase additional Shares granted to the underwriters (the “Company Additional Shares”). Of the Stockholder Shares, up to 1,675,420 shares (the “Converted Stockholder Shares”) will be sold to the underwriters upon automatic conversion of shares of the Company’s Class B common stock, par value $0.0001 (the “Class B Shares”), held by the applicable selling stockholders and up to 257,000 shares (the “Option-Exercised Stockholder Shares”) will be sold to the underwriters upon exercise by certain selling stockholders of outstanding stock options pursuant to the terms of previously executed stock option agreements (the “Selling Stockholder Stock Option Agreements”).

In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and Prospectus, (b) the Company’s Certificate of Incorporation (the “Charter”) and Bylaws, each as currently in effect as of the date hereof, (c) the Selling Stockholder Stock Option Agreements and (d) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the Shares will be sold to the underwriters at a price established by the Board of Directors of the Company or the Pricing Committee thereof in accordance with Section 153 of the General Corporation Law of the State of Delaware (the “DGCL”).

We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof (except we have not assumed the due execution and delivery by the Company of any such documents). Our opinion is expressed only with respect to the DGCL.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that: (i) the Company Shares and the Company Additional Shares, when sold and issued against payment therefor in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable, (ii) the Converted Stockholder Shares, upon the automatic conversion of the related Class B Shares pursuant to the Charter concurrent with the sale of such Converted Stockholder Shares by the applicable selling stockholders to the underwriters in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable and (iii) the Option-Exercised Stockholder Shares, when issued by the Company upon exercise of the related stock options in accordance with the terms of the respective Selling Stockholder Stock Option Agreements immediately prior to the sale of such Option-Exercised Stockholder Shares by the applicable selling stockholders to the underwriters in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Lowenstein Sandler LLP

LOWENSTEIN SANDLER LLP